UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

COST PLUS, INC.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State of Incorporation)	(Commission File Number.)	(IRS Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 893 -7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 7, 2009, Cost Plus, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Preferred Shares Rights Agreement, dated as of June 24, 2008, between the Company and Computershare Trust Company, N.A. as rights agent (as amended, the “Restated Rights Agreement”). The Amendment amends the definition of “Acquiring Person” such that any person who shall have executed a written agreement with the Company, which agreement shall have been approved by the Board of Directors of the Company (the “Board”) prior to the date such person acquires beneficial ownership of 15% or more of the Company’s outstanding common shares (the “Common Shares”), and which agreement imposes certain limitations as determined by the Board on such person, shall not be deemed an “Acquiring Person” under the Restated Rights Agreement (any such exempted Person, an “Exempt Person”) until such time as such Exempt Person shall have acquired beneficial ownership of 20% or more of the Common Shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On January 7, 2009, the Company entered into a confidentiality and standstill agreement (the “SIH Agreement”) with Warren A. Stephens and Stephens Investments Holdings LLC (together with affiliates and associates, (“SIH”)), the principal terms of which are described below.

Pursuant to the SIH Agreement, SIH agreed to observe certain “standstill” restrictions during any time period that SIH beneficially owns in excess of 14.9% of the Common Shares (the Common Shares owned by SIH above 14.9%, the “Excess Shares”). SIH agreed that during any time period that SIH beneficially owns in excess of 14.9% of the Common Shares, SIH will vote any and all Excess Shares in the same proportion as the votes cast by all other voting shareholders of the Company.

Further, pursuant to the SIH Agreement, SIH agreed to keep certain information furnished to SIH, whether before or after the date of the SIH Agreement (“Proprietary Information”) confidential, and further agreed not to disclose any Proprietary Information to any person, not to use any Proprietary Information for certain purposes, and not to disclose to any person the fact that Proprietary Information has been made available to SIH, subject to certain exceptions.

In addition, the Company agreed that, subject to the execution by SIH of the SIH Agreement and the approval by the Board of the SIH Agreement, the Company would exempt SIH from the definition of Acquiring Person in the Restated Rights Agreement such that SIH shall be deemed an Exempt Person (as such term is defined in Section 1(a) of the Restated Rights Agreement), thereby permitting SIH to acquire beneficial ownership of up to and including 19.9% of the amount of the Common Shares without constituting a Triggering Event (as such term is defined in Section 1(qq) of the Rights Agreement).

The foregoing is only a summary of certain principal terms of the SIH Agreement and is qualified in its entirety by the complete SIH Agreement, which is filed as Exhibit 10.1 hereto.

On January 7, 2009, the Company issued a press release announcing that it had entered into the SIH Agreement with SIH and, in connection therewith, amended its Restated Rights Agreement. A copy of the press release is furnished herewith and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above in this Current Report is incorporated by reference herein.

Item 9.01(d)  Exhibits

Exhibit 4.1	First Amendment to the Restated Rights Agreement, dated as of January 7, 2009, between Cost Plus, Inc. and Computershare Trust Company, N.A.

Exhibit 10.1	Confidentiality and Standstill Agreement, dated as of January 7, 2009, between Cost Plus, Inc., Warren A. Stephens and Stephens Investments Holdings LLC.

Exhibit 99.1	Press Release of Cost Plus, Inc., dated January 7, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COST PLUS, INC.

Date: January 7, 2009	By:	/s/ Jane L. Baughman
Jane L. Baughman
Executive Vice President and Chief Financial Officer